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                                                                   EXHIBIT 23.a

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of Masco Corporation and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of Masco Corporation for the fiscal year ended December 31, 1997.


PricewaterhouseCoopers LLP

Detroit, Michigan
September 25, 1998